UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         February 15, 2005

STRAYER EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

  0-21039  52-1975978

  (Commission File Number)  (IRS Employer Identification No.)

  1100 Wilson Boulevard, #2500, Arlington, VA  22209

(Address of principal executive offices)  (Zip Code)

(703) 247-2500

  (Registrant's telephone number, including area code)

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On February 15, 2005, the Board of Directors of the Company approved the recommended stock option grants by the Compensation Committee of the Board to the Company's named executive officers (as defined in item 401(a)(3) of Regulation S-K) pursuant to the Amended Strayer Education, Inc. 1996 Stock Option Plan (the "Plan"), as follows:

Executive Officer	Number of Option Shares
Robert S. Silberman	100,000
Chairman & Chief Executive Officer
Mark C. Brown	25,417
Senior Vice President & Chief Financial Officer
Lysa A. Hlavinka	15,000
Senior Vice President of Marketing and Administration
Steven A. McArthur	16,666
Senior Vice President & General Counsel
Kevin P. O'Reagan	5,000
Vice President & Chief Technology Officer

Each award of options will become 100% vested and exercisable in full on February 15, 2009 at the price of $107.28 per share (the closing price of the Company's common stock on February 15, 2005, the date of the grant). Notwithstanding the foregoing, the option shares will become fully vested upon the occurrence of a change in control of the Company (as defined in the award agreements) or upon the executive's death or disability. The stock option awards are subject to the terms of the Plan, which is incorporated by reference herein as Exhibit 99.01, and the individual award agreements, the form which is attached as Exhibit 99.02 hereto and incorporated herein by reference. The Company intends to use this form of option agreement from time to time in connection with future awards to executive officers and other employees.

Item 9.01.     Financial Statements and Exhibits.

Exhibit 99.01	Amended Strayer Education, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit B of the Company's Proxy Statement filed with the Securities and Exchange Commission on April 27, 2001)

Exhibit 99.02	Form of Nonqualified Stock Option Agreement for Employee

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strayer Education, Inc.

Date:
February 23, 2005

By: /s/ Mark C. Brown
Mark C. Brown Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.01	Amended Strayer Education, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit B of the Company's Proxy Statement filed with the Securities and Exchange Commission on April 27, 2001)
99.02	Form of Nonqualified Stock Option Agreement for Employee